UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2019 (January 24, 2019)

CATALYST BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51173	56-2020050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

611 Gateway Blvd., Suite 710 South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

(650) 871– 0761

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 24, 2019, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Catalyst Biosciences, Inc. (the “Company”), pursuant to the authority delegated to it by the Board, approved the following base salaries for fiscal year 2019 and bonuses for fiscal year 2018 for the Company’s executive officers.

Name and Position	2019 Base Salary	Bonus for Performance in 2018
Nassim Usman, Ph.D. President & Chief Executive Officer	$528,900	$240,400
Fletcher Payne Chief Financial Officer	$379,200	$120,855
Howard Levy, M.B.B.Ch., Ph.D., M.M.M. Chief Medical Officer	$419,500	$139,230

In addition, on January 24, 2019, the Compensation Committee approved stock option grants to Dr. Usman, Mr. Payne and Dr. Levy to purchase 80,000, 38,000 and 35,000 shares of the Company’s common stock, respectively, under the terms of the Company’s 2018 Omnibus Incentive Plan, as amended. The options have an exercise price of $7.97 and vest in equal monthly installments over four years starting on January 24, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATALYST BIOSCIENCES, INC.

Date: January 25, 2019	/s/ Nassim Usman
Nassim Usman, Ph.D.
President and Chief Executive Officer